News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Agrees to Form New European Joint Venture for the Acquisition of Infinite Fuels, GmbH, an Emerging German BioFuels Company

Joint Venture Expected to Launch Commercial Operations Late Q1 2018

TAMPA, FL – February 6, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced the execution of a Letter of Intent to form an Ireland-based holding company for the express purpose of acquiring 100% of Infinite Fuels, GmbH, an emerging biofuels company based in northern Germany. MagneGas will initially own a 40% stake in the joint venture, with the possibility of increasing the Company’s equity stake to 70%. The remaining equity stake will be owned by the current principals of Infinite Fuels. Following formation of the joint venture, the new entity will assume 100% ownership of Infinite Fuels. The initial transaction is expected to be funded through a combination of cash on hand and equity in the new joint venture.

The joint venture will operate in two renewable energy segments. First, Infinite Fuels will launch its biodiesel operations at an existing facility based in northern Germany, currently operating through a public-private partnership. The purpose of this project will be to pilot a government-backed initiative to convert bio-waste to energy. The second initiative will be to launch the first MagneGas2® production facility in Europe. As part of the proposed transaction, the joint venture entity will have the option to purchase up to six 300 KW gasification units from MagneGas over the next 5 years. The joint venture will also pay annual consulting and exclusivity fees, royalties and equity ownership derived income to MagneGas.

This project is currently part of a combined project financing application with a leading European Union government backed agency. Terms of this financing application are currently confidential at the financing party’s request. Operations under the new joint venture are expected to launch late in the first quarter of 2018.

“This is an important next step in the expansion of MagneGas’ manufacturing and sales capabilities in Europe,” commented Ermanno Santilli CEO of MagneGas. “We recently met with the owners of Infinite Fuels, their advisors at Ernst & Young, and the European Union government agency working to complete the project financing application. We elected to enter into this formal joint venture to maximize the potential value of the opportunity and accelerate our commercial operations in Europe. Based on the intended structure of the new joint venture, we will be able to better leverage the support of a leading European financial institution and a big four global consulting company, to quickly unlock the potential of our gasification and sterilization technology. Our partners have done an excellent job preparing a top tier client base of Fortune 500 companies that are ready and waiting to begin purchasing our technology at scale. We believe the European market has the potential to rapidly dwarf sales in the United States.”

“This acquisition provides a low-cost, immediate entry point for revenue generation in a major new market,” commented Scott Mahoney, CFO of MagneGas. “Equally importantly, the transaction also brings access to scalable government backed financing that is not available in the US. Within Europe, our renewable fuel production and clean technology solutions are eligible for government backed funding programs that offer compelling financial terms that we hope to fully leverage. The European Union has a strong view on environmental issues, and their government controlled financial institutions have a clear mandate to support companies that positively impact the environment. We are very optimistic that this new joint venture will result in a positive outcome for MagneGas, our European partners, and the customers we jointly serve.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI (Equipment Sales and Services, Inc) and Complete Welding of San Diego. ESSI has three locations in Florida, and Complete has one location in California, which together distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.